KPMG

KPMG LLP
Chartered Accountants
Yonge Corporate Centre
4100 Yonge St.
Suite 200
North York, ON M2P 2H3

Telephone (416) 228-7000
Fax (416) 228-7123
Internet www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Tucows Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-74010, 333-106961, 333-140985, 333-169848) on Form S-8 and the registration statement (No. 333-125843) on Form S-1 of Tucows Inc., of our reports dated March 11, 2015, with respect to the consolidated balance sheets of Tucows Inc. as of December 31, 2014 and 2013, and the related consolidated statements of comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 annual report on Form 10-K of Tucows Inc.

KPMG LLP

Chartered professional accountants, Licensed Public Accountants

Toronto, Canada
March 11, 2015